Exhibit 10.33

RELEASE AND ASSUMPTION AGREEMENT

        This Release and Assumption Agreement ("Agreement") is made and entered into this 17th day of September, 1999 by and among Portola
Packaging, Inc., a Delaware corporation ("PPI"), Sand Hill Systems, Inc., a
Delaware corporation ("SHS"); and Portola Company IV LLC, a Delaware limited liability company ("PC")

                           R E C I T A L S

        A.      PPI and SHS entered into a Services Agreement dated as of July
1, 1999 (the "Services Agreement") with respect to the provision by PPI of certain services, personnel, facilities and equipment to SHS.

        B.      Pursuant to the Services Agreement, SHS issued in favor of PPI a variable rate promissory note in the principal amount of Three Million Five
Hundred Thousand Dollars ($3,500,000) (the "Note") in payment for the services to be provided by PPI under the Services Agreement.

        C.      PC is willing to assume the Note and all obligations thereunder in exchange for seven million shares (7,000,000) of SHS Common Stock, and SHS is willing to issue such Shares to PC in exchange for such assumption and the release by PPI of SHS's obligations under the Note.

        D.      PPI is willing to release SHS from its obligations under the
Note upon the assumption by PC of all of SHS's obligations thereunder.

        NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                         A G R E E M E N T

        1.      Assignment.     SHS hereby assigns and transfers to PC all of SHS's
right, title and interest in and related obligations under the Note, and PPI hereby consents to such assignment and the assumption by PC of the Note and SHS's obligations thereunder.

        2.      Assumption and Pledge.   PC hereby assumes and agrees to pay,
perform and discharge all obligations of SHS under or arising out of the
Note.  PC further agrees to secure its obligations under the Note by pledging 500,000 shares of PPI Class B Common Stock ( the "PPI Stock")
pursuant to the terms of a Stock Pledge Agreement substantially in the form attached hereto as Exhibit A being entered into between PC and PPI concurrently herewith.

        3.      Release of Claims.

                3.1     As used herein, the term "Claims" shall mean any and all
claims, demands, damages, sums of money, costs, expenses, actions, rights, causes of action, agreements, promises, obligations or liabilities of any kind or nature whatsoever, known or unknown,  fixed or contingent, suspected or unsuspected, which PPI may have had or claim to have had, or now has or claims to have, or hereafter may claim to have or assert to have, which arise out of in any manner whatsoever, either directly or indirectly, or are related to the Note.

                3.2     In consideration of PC's assumption of the Note and SHS's
obligations thereunder and PC's related pledge of the PPI Stock,  PPI hereby acknowledges full and complete satisfaction of, and hereby releases, and forever discharges SHS as well as its successors, assigns, representatives, shareholders, officers, directors, employees, agents, servants and attorneys from any and all Claims.  The parties intend that this release shall be broadly construed and interpreted so as to settle, release and extinguish any and all Claims or any matter related in any way thereto.

                3.3     It is the intention of the parties in executing this
Agreement that the same shall be effective as a bar to, and full settlement of, an and all Claims hereinabove specified.  PPI hereby expressly waives any and all rights and benefits conferred upon PPI by the provisions of Section 1542 of the
Civil Code of California, as well as by any other statutes or common law principles of similar effect.  Section 1542 of the Civil Code of California reads as follows:

                "1542.  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of the execution of the Release, which if known by him must have materially affected his settlement with the debtor."

The parties understand that this Agreement shall act as a release of future claims that may arise from the Claims whether such Claims are currently known, unknown, foreseen, or unforeseen.  PPI understands and acknowledges the significance and consequence of such specific waiver of Section 1542 and hereby assumes full responsibility for any injuries, damages, losses, or liability that he or she may hereafter incur from the Claims.

        4.      Stock Purchase and Certain Expenses.    In consideration of PC's
assumption of the Note and SHS's obligations thereunder and the release by PPI of
SHS from its obligations under the Note as set forth herein, SHS agrees as follows:

                4.1      SHS hereby sells to PC, and PC hereby acquires from SHS,
an aggregate of seven million shares (7,000,000) of SHS Common Stock (the
"Shares").  SHS shall deliver a certificate representing the Shares to PC as soon as is practical after the date of this Agreement.

                4.2     SHS hereby agrees to pay from time to time promptly upon
request by PC (i) all attorneys' fees and expenses incurred by PC in connection with PC's initial financing, (ii) all costs and expenses incurred by PC in connection with the preparation of PC's financial statements and the preparation and filing of PC's annual tax returns and (iii) all of PC's franchise taxes in
Delaware and Nevada.  SHS's payment obligations set forth in this Section
4.2 shall expire one year after the effective date of SHS's initial underwritten public offering.

        5.      SHS's Representations and Warranties.  SHS hereby represents and warrants that:

                5.1     SHS has and will transfer to PC, good, valid and
marketable title to all of the Shares being sold hereunder, and there are no security interests, liens, claims, charges, encumbrances, assessments or restrictions or any other defects in title of any nature whatsoever on any of the Shares.

                5.2     SHS, or the person executing this Agreement on behalf of
SHS, has the right, power, legal capacity and authority to enter into and perform
SHS's obligations under this Agreement.

        6.      PC's Representations and Warranties.  PC hereby represents and warrants that:

                6.1     PC is aware that the Shares are highly speculative and
that there can be no assurance as to what return, if any,
there may be.

                6.2     PC is aware of SHS's business affairs and financial
condition; has acquired sufficient information about SHS to reach an informed and knowledgeable decision to acquire the Shares;  has received an opportunity to ask questions relating to SHS's business, legal and financial affairs and to obtain all additional information which PC requested.

                6.3     PC is purchasing the Shares for investment for PC's own
amount only and not as a nominee or agent, and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the
Federal Securities Act of 1933 (the "Act") or the California Corporate
Securities Law of 1968 (the "Law").

                6.4     PC does not have any contract, undertaking, agreement or
arrangement with any person to sell, transfer or grant a participation in the
Shares to such person or to any third person.

                6.5     PC understands that the Shares have not been registered
under the Act or the Law by reason of specific exemptions therefrom, some of which exemptions may depend upon, among other things, the bona fide nature of the PC's investment intent as expressed herein.  In this connection, PC understands that, in the view of the Securities and Exchange Commission (the
"Commission"), the statutory  basis for such exemption from the Act may not be available if the PC's representations mean that the PC's present intention is to hold the Shares for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

                6.6     PC further understands that the Shares must be held
indefinitely unless it is subsequently registered under the Act or an exemption from such registration is available.

                6.7     PC is aware of Rule 144 promulgated under the Act which
permits limited public resale of Shares acquired in a nonpublic offering, subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about SHS, the passage of not less than one year after the holder has purchased and completed payment for the securities to be sold, effectuation of the sale on the public market through a broker in an unsolicited "broker's transaction" or to a "market maker", and compliance with specified limitations on the amount of securities to be sold (generally, one percent (1%) of the total amount of
Shares outstanding) during any three-month period; provided, however, that such conditions need not be met by a person who is not an affiliate of SHS at the time of the sale and has not been an affiliate for the preceding three months, if the securities have been beneficially owned by such person for at least two years prior to their sale.  PC understands that SHS's
Shares may not be publicly traded or SHS may not be satisfying the current public information requirements of Rule 144 at the time PC wishes to sell the Shares; and thus, PC may be precluded from selling the Shares under Rule
144 even though the one-year minimum holding period may have been satisfied.

                6.8     PC further understands that in the event the requirements
of Rule 144 are not met, registration under the Act, compliance with Regulation
A or some other registration exemption will be required for any disposition of the Shares; and that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to
Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in such transactions do so at their own risk.

                6.9     PC has either (i) a preexisting business or personal
relationship with SHS or its directors or officers or (ii)
by reason of PC's business or financial experience, the
capacity to protect PC's own interest in connection with
the transaction contemplated by this Agreement.

                6.10    PC is (i) experienced in investing in companies recently
organized and in the development stage, (ii) able to fend for itself in connection with this investment, and (iii) able to bear the economic risk of this investment.

                6.11    PC is a limited liability company duly organized, validly
existing and in good standing under  the laws of the State of Delaware and has full power and authority to carry on its business as now conducted and as currently proposed to be conducted.

                6.12    PC has all requisite power to enter into this Agreement,
the Stock Pledge Agreement referred to in Section 2 hereof and the Investors'
Rights Agreement referred to in Section 7 hereof  and to otherwise carry out and perform all of its obligations under the terms of this Agreement, the Stock
Pledge Agreement and the Investors' Rights Agreement.

                6.13    All action necessary for the authorization, execution,
delivery and performance of this Agreement, the Stock Pledge Agreement and the
Investors' Rights Agreement has been duly and validly taken by PC and is currently in full force and effect.

                6.14    This Agreement, the Stock Pledge Agreement, the Investors'
Rights Agreement and the Note are valid and binding obligations of PC, enforceable in accordance with their respective terms, except as enforceability thereof may be limited under general principles of equity (regardless of whether the issue of such enforceability is considered in a proceeding in equity or at law) or by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors'
rights.

                6.15     The execution and delivery of this Agreement, the Stock
Pledge Agreement and the Investors' Rights Agreement and the consummation of the transactions herein or therein contemplated, do not and will not: (i)
conflict with, or result in a breach of, any of the terms, provisions or conditions of PC's Limited Liability Company Agreement or of any other material agreement to which PC is a party, (ii) violate, conflict with or result in the breach or termination of, or otherwise give any party the right to terminate, or constitute an event which, after the giving of notice or the passage of time, or both, would constitute a default under the terms of, any material agreement or instrument to which PC is a party or by which it or any of its material properties or assets is bound, and which in any of the foregoing cases, either separately or in the aggregate, might materially and adversely affect the operations or financial condition of PC, or (iii)
result in the creation of any lien, charge or encumbrance upon any material properties or assets of PC (other than the PPI Stock) pursuant to the terms of any such agreement or instrument which, in the aggregate, might materially and adversely affect the operations or financial condition of PC.

        7.      Investors' Rights Agreement.   Concurrently with the execution
of this Agreement and as a condition to PC's obligations hereunder, PC and
SHS will enter into an Investors' Rights Agreement substantially in the form of Exhibit B attached hereto.

        8.      Binding upon Successors and Assigns.  Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and Agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and  assigns of the parties hereto.

        9.      Entire Agreement.  This Agreement constitutes the entire
understanding and Agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous Agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

        10.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

        11.     Amendment and Waivers.  Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived
(either generally or in a particular instance and either retroactively or prospectively) only by a  writing signed by the party to be bound thereby.
The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

PORTOLA PACKING, INC.                   SAND HILL SYSTEMS, INC.

By:     /s/ James A. Taylor                       By:     /s/ Jack L. Watts
        --------------------                              --------------------
        James A. Taylor, President and                    Jack L. Watts,
        President and                                     Chief Executive Officer
        Chief Operating Officer

                                                  PORTOLA COMPANY IV LLC

                                                  By:     /s/ Jack L. Watts
                                                          ---------------------
                                                          Jack L. Watts, General Manager